UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 28, 2017

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Lantronix, Inc. (the “Company”) approved the performance goals, minimum performance thresholds, and bonus formulas under the Lantronix, Inc. Annual Bonus Program (the “Bonus Program”) for fiscal 2018. Selected employees, including all of the Company’s named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus expressed as a percentage of the participant’s base salary or as a fixed amount of cash, the payment of which is subject to the achievement of certain performance goals and objectives as outlined in the Bonus Program. Bonuses paid under the Bonus Program, if any, are based upon two semi-annual performance periods, corresponding to the first and second half of the Company’s fiscal year, respectively (each, a “Performance Period”). For each Performance Period, the Committee establishes a limit on the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”).

For fiscal year 2018, the Committee approved two performance measures for Jeffrey Benck, the Company’s Chief Executive Officer, and Jeremy Whitaker, the Company’s Chief Financial Officer. These goals relate to the Company achieving certain levels of revenue and the Company’s earnings before interest, taxes, depreciation, amortization, and share-based compensation, excluding the impact of certain non-recurring charges or gains (if any) and the total amount of bonus payments awarded under the Bonus Program for the Performance Period (“Adjusted EBITDAS”).

For fiscal 2018, the Bonus Pool will be funded by fifty percent (50%) of the Company’s Adjusted EBITDAS. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus will be ratably reduced.

Under the Bonus Program for fiscal 2018, (1) the target bonus for Mr. Benck is 85% of his base salary, with the opportunity to earn up to 200% of this amount (i.e., 170% of his base salary) based on the level of achievement of the Company’s financial goals; and (2) the target bonus for Mr. Whitaker is 55% of his base salary, with the opportunity to earn up to 200% of this amount (i.e., 110% of his base salary) based on the level of achievement of the Company’s financial goals.

The foregoing description of the Bonus Program is qualified in its entirety by reference to the Summary of Lantronix, Inc. Annual Bonus Program, as amended, which has been filed as Exhibit 99.1 to the Current Report on Form 8-K dated September 1, 2015 and is incorporated in this Report by reference.

On August 28, 2017, the Compensation Committee of the Board of Directors of the Company also approved an increase in the annual base salary for Mr. Whitaker to $250,000, effective September 25, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017	LANTRONIX, INC.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker Chief Financial Officer

3